Exhibit 5.1

May 20, 2010

Pharmacyclics, Inc.
995 E. Arques Avenue
Sunnyvale, California 94085-4521

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Pharmacyclics, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company on the date hereof with the Securities and Exchange Commission (the “Commission”) with respect to the registration under the Securities Act of 1933, as amended (the “Act”), of the offer and sale of the Company’s (a) Common Stock, $0.0001 par value per share (the “Common Stock”); (b) Preferred Stock, $0.0001 par value per share (the “Preferred Stock”); (c) debt securities (the “Debt Securities”); (d) units comprising one or more of shares of Common Stock, shares of Preferred Stock, Debt Securities and Warrants (as hereinafter defined), or combinations thereof (the “Units”); and (e) warrants to purchase Common Stock, Preferred Stock, Debt Securities or Units (the “Warrants”), some or all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Act, at an aggregate public offering price not to exceed $100,000,000. The Common Stock, Preferred Stock, Debt Securities, Warrants, Units and the securities issuable upon the conversion, exchange or exercise of the Preferred Stock, Debt Securities or Warrants are collectively referred to herein as the “Securities.”

In rendering the opinions set forth below, we have examined originals or copies certified or otherwise identified to our satisfaction of such documents and corporate and public records, and we have made such examination of law, as we have deemed necessary or appropriate as a basis for the opinion hereinafter expressed.  The documents examined include, without limitation: (a) the Registration Statement and the exhibits thereto; (b) the Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”) and the Amended and Restated Bylaws of the Company, as further amended (the “Bylaws,” and together with the Certificate of Incorporation, the “Constituent Documents”); and (c) certain resolutions of the Board of Directors of the Company (the “Board of Directors”) relating to the transactions contemplated by the Registration Statement and related matters.  With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity to the originals of all documents presented to us as conformed or reproduced copies. We have further assumed the legal capacity of natural persons, and we have assumed that each party to the documents we have examined or relied upon (other than the Company) has the legal capacity or authority and has satisfied all legal requirements that are applicable to that party to the extent necessary to make such documents enforceable against that party.

Pharmacyclics, Inc.
May 20, 2010

For purposes of this opinion letter, we have also assumed that (a) the Registration Statement, and any amendments thereto (including post-effective amendments), shall have become and remain effective under the Act, a prospectus supplement shall have been prepared and filed with the Commission describing the Securities offered thereby and such Securities shall have been issued and sold in accordance with the terms set forth in such prospectus supplement; (b) the Company shall have taken all necessary action to authorize and approve (i) the creation of and the issuance and terms of the applicable Securities, including, in the case of the issuance of any series of Preferred Stock, the adoption of an appropriate Preferred Certificate of Designation, as defined in the Certificate of Incorporation, relating to such series of Preferred Stock, which has been properly filed with the Secretary of State of the State of Delaware, and (ii) the terms of the offering thereof; (c) any securities issuable upon conversion, exercise or exchange of any Securities being offered shall have been duly authorized by corporate action and, if appropriate, reserved for issuance upon such conversion, exercise or exchange; (d) at the time of any offering or sale of any shares of Common Stock or Preferred Stock or Warrants to purchase shares of Common Stock or Preferred Stock, there shall be a sufficient number of shares of Common Stock or Preferred Stock, as applicable, authorized and unissued under the Company’s Certificate of Incorporation and not otherwise reserved for issuance; (e) at the time of issuance of the Securities, the Company shall validly exist and shall be in good standing under the laws of the State of Delaware, and shall have the necessary corporate power for such issuance; (f) any definitive purchase, underwriting or similar agreement with respect to any Securities, if applicable, and any applicable Indenture, Warrant Agreement or Unit Agreement (each, as defined below) relating to Debt Securities, Warrants or Units, as the case may be, shall have been duly authorized, executed and delivered by the parties thereto and shall constitute legally valid and binding obligations of the parties thereto, enforceable against each of them in accordance with their respective terms, at the time of issuance of the applicable Securities; (g) certificates representing the shares of Common Stock or Preferred Stock, as the case may be, or any Debt Securities, Warrants, or Units shall have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations shall have been made in the share or other register of the Company, in each case in accordance with the Constituent Documents and in the manner contemplated by the Registration Statement and/or the applicable prospectus supplement, either (x) against payment therefor in an amount not less than the par value thereof, in the case of Common Stock or Preferred Stock, or such other consideration determined by the Board of Directors, or an authorized committee thereof, as permitted under the General Corporation Law of the State of Delaware (the “DGCL”), in accordance with the provisions of any applicable definitive purchase agreement, underwriting agreement, Indenture, Warrant Agreement, Unit Agreement or similar agreement, if any, approved by the Company or (y) upon conversion, exercise or exchange of any other Security in accordance with the terms of such Security or the instrument governing such Security as approved by the Company, for the consideration approved by the Company, in the case of Common Stock or Preferred Stock (in an amount not less than the par value thereof, or such other consideration determined by the Board of Directors, or an authorized committee thereof, as permitted under the DGCL), the shares of Common Stock or Preferred Stock will be duly authorized, legally issued, fully paid and non-assessable; and (h) the Constituent Documents shall be in full force and effect and shall not have been amended, restated, supplemented or otherwise altered, and there shall be no authorization of any such amendment, restatement, supplement or alteration, in each case since the date hereof.

Pharmacyclics, Inc.
May 20, 2010

Based upon the foregoing, we are of the opinion that:

1.           With respect to the Common Stock, including those shares that are duly issued upon conversion, exchange or exercise of any Preferred Stock, Debt Securities or Warrants, the shares of Common Stock will be duly authorized, legally issued, fully paid and non-assessable.

2.           With respect to one or more series of the Preferred Stock, including those duly issued upon conversion, exchange or exercise of any Debt Securities or Warrants, the shares of Preferred Stock will be duly authorized, legally issued, fully paid and non-assessable.

3.           With respect to the Debt Securities, including those duly issued upon conversion, exchange or exercise of any Preferred Stock or Debt Securities, when (a) an applicable Indenture between the Company and a trustee to be named therein (the “Trustee”) pursuant to which the Debt Securities may be issued, and any applicable supplemental indenture thereto (together, an “Indenture”), if any, or any necessary amendment or supplement thereto or other agreement in respect thereof, if any, has been duly authorized and validly executed and delivered by the Company and the Trustee, (b) any applicable Indenture, if required, has been duly qualified under the Trust Indenture Act of 1939, as amended, if qualification is required thereunder, and (c) the specific terms and the issuance and sale of any particular Debt Security have been duly established in accordance with the applicable Indenture, if any, or other agreement in respect thereof, if any, and authorized by all necessary action of the Company, such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

4.           With respect to the Warrants, including those duly issued upon conversion, exchange or exercise of any Preferred Stock or Debt Securities, when a particular Warrant granted to the holder thereof or Warrant Agreement between the Company and a bank or trust company as Warrant Agent pursuant to which Warrants may be issued (each, a “Warrant Agreement”) has been duly authorized, executed and delivered by the Company in accordance with applicable law, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

Pharmacyclics, Inc.
May 20, 2010

5.           With respect to Units, assuming that (a) any Debt Securities that form a part of such Units constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, as contemplated in numbered paragraph 3 above, (b) any Warrants that form a part of such Units constitute valid and binding obligations of the Company in accordance with their terms, as contemplated in numbered paragraph 4 above, and (c) any shares of Common Stock or Preferred Stock that form a part of such Units are legally issued, fully paid and nonassessable, as contemplated in numbered paragraphs 1 and 2 above, respectively, when any applicable unit agreement has been duly authorized, executed and delivered by the Company in accordance with applicable law (a “Unit Agreement”), the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

The opinions set forth above are subject to the following exceptions, limitations and qualifications:

We express no opinion as to: (a) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (b) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefore may be brought; (c) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; (d) the rights or remedies available to any party for violations or breaches of any provisions of the Debt Securities, Warrants, and Units, as applicable, that are immaterial or the enforcement of which would be unreasonable under the then existing circumstances, (e) the rights or remedies available to any party for material violations or breaches that are the proximate result of actions taken by any party to the Debt Securities, Warrants, and Units, as applicable, other than the party against whom enforcement is sought, which actions such other party is not entitled to take pursuant to the Debt Securities, Warrants, and Units, as applicable, or that otherwise violate applicable laws, (f) the rights or remedies available to any party that takes discretionary action that is arbitrary, unreasonable or capricious, or is not taken in good faith or in a commercially reasonable manner, whether or not the Debt Securities, Warrants, and Units, as applicable, permit such action or (g) the effect of the exercise of judicial discretion, whether in a proceeding in equity or at law.

The aforesaid opinion as to enforceability of the Debt Securities, Warrants, and Units is also subject to the qualification that certain provisions of the Debt Securities, Warrants, and Units, as applicable, may not be enforceable, but (subject to the limitations set forth in clauses (a) through (g) of the immediately preceding paragraph) such unenforceability will not render the Debt Securities, Warrants, and Units, as applicable, invalid as a whole or substantially interfere with realization of the principal benefits and/or security provided thereby.

Pharmacyclics, Inc.
May 20, 2010

We express no opinion (a) concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws or (b) with respect to whether acceleration of Debt Securities may affect the collectibility of any portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon.

We are members of the Bar of the State of New York. Our opinion is limited to the DGCL and the laws of the State of New York and of the United States of America, and we express no opinion with respect to the laws of any other jurisdiction. In rendering our opinion as it relates to the laws of the State of Delaware, we have reviewed the DGCL, including the statutory provisions, all applicable provisions of the Delaware constitution and reported judicial decisions interpreting those laws.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to our firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby concede that our firm is within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

This opinion is being furnished at the request of the Company and in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act in connection with the offer and resale of the Securities and is not to be used, quoted or otherwise referred to for any other purpose without our prior written consent.  This opinion does not constitute such prior written consent.

Very truly yours,

/s/ Olshan Grundman Frome Rosenzweig & Wolosky LLP

OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP